Exhibit 10.19

RESEARCH COLLABORATION AGREEMENT

THIS RESEARCH COLLABORATION AGREEMENT (the “Agreement”), effective November 30, 2020 (hereinafter the “Effective Date”), is entered into by and between Baylor College of Medicine (hereinafter “Baylor”) and AlloVir, Inc., a Delaware Corporation, with principal offices located at 2925 Richmond Ave, Suite 1274, Houston, TX 77098 (hereinafter “AlloVir”), governing research to be conducted at Baylor in the laboratory of Dr. Ann Leen (hereinafter “Principal Investigator”).

The parties agree as follows:

WITNESSETH

WHEREAS AlloVir is interested in scientific research related to virus specific T cells and the manufacturing thereof; and

WHEREAS, on May 11, 2020, Baylor and AlloVir entered into an Amended & Restated Exclusive License Agreement whereby Baylor granted AlloVir a royalty bearing, worldwide, exclusive license to Baylor’s rights in certain subject technology and patent rights to AlloVir in the field of viral infection on the terms set forth therein (such technology and rights collectively referred to herein as the “Viral Subject Technology”);

WHEREAS, on November 30, 2020, Baylor and AlloVir entered into an Exclusive License Agreement whereby Baylor granted AlloVir a royalty bearing, worldwide, exclusive license to Baylor’s rights in certain subject technology and patent rights to AlloVir outside the field of viral infection on the terms set forth therein (such technology and rights collectively referred to herein as the “Non-Viral Subject Technology”);

WHEREAS Baylor has on its staff certain scientists and technicians who possess unique knowledge and experience in substantive fields relating to such research; and

WHEREAS AlloVir is willing to fund such research by Baylor.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter recited, the parties do hereby agree as follows:

1.	Definitions

For purposes of this Agreement, the following definitions apply:

1.1

“Affiliate(s)” shall mean any corporation or business entity which is controlled by, controls, or is under common control of AlloVir at the time of execution of this Agreement.  For this purpose, the meaning of the word “control” shall include, without limitation, direct or indirect ownership of more than [***] of the voting shares of such corporation, or [***] of the ownership interests in such other business entity.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

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1.2	“FDA” shall mean the United States Food and Drug Administration.
1.3

“Project Research” shall mean research pertaining to AlloVir sponsored research as described more fully in Exhibit A (which is incorporated herein by reference and made part of this Agreement) or such modifications of Exhibit A as may be mutually agreed upon in writing by duly authorized representatives of Baylor and AlloVir.

1.4

“Project Funds” shall mean those funds paid by AlloVir to Baylor in an amount equal to Baylor’s expenditures and reasonable overhead in conducting the Project Research in accordance with this Agreement.

1.5	“Project Team” shall mean the Principal Investigator and the researchers under the Principal Investigator’s direction and control who are supported in whole or in part by the Project Funds.
1.6

“Term” shall mean the period commencing on the Effective Date and terminating on December 31, 2023. This Agreement may be extended for an additional term by the mutual written consent of the duly authorized representatives of Baylor and AlloVir.

2.	Research
2.1	During the Term, the Project Team shall conduct Project Research on behalf of AlloVir.
2.2	During the Term, the Principal Investigator and representatives of AlloVir shall meet from time to time to discuss the planning and progress of the Project Research.
2.3

Baylor shall advise AlloVir of the results of the Project Research and provide AlloVir, upon AlloVir’s request, at least [***] per year and [***] per year during the Term concerning the Project Research. If requested by AlloVir at the time of termination, a [***] setting forth the results achieved under and pursuant to the Project Research shall be submitted by Baylor to AlloVir within [***] of receipt of request summarizing the research, which is the subject of this Agreement.

2.4

Baylor shall, throughout the term of this Agreement, provide to AlloVir copies of all data and other information generated by or on behalf of the Project Team pursuant to this Agreement including, without limitation, all raw data obtained as a result of studies conducted in the course of Project Research and all experimental procedures developed under the Project Research in sufficient written detail to permit AlloVir’s personnel to employ such procedures in their own research. Baylor shall throughout the term of this Agreement, provide to AlloVir all Materials which Baylor has the right to share. For clarity Materials shall mean, at a minimum, the [***] designed specifically for the Project Research hereunder.

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2.5

All studies done in connection with the Project Research shall be carried out in strict compliance with any applicable federal, state, or local laws, regulations, or guidelines governing the conduct of such research.

2.6

Baylor shall promptly advise AlloVir in respect to any changes in the senior personnel comprising the Project Team.  If, for any reason, the Principal Investigator ceases to be associated with Baylor, or otherwise becomes unavailable to work on the Project Research, a qualified replacement scientist at Baylor shall be mutually appointed by Baylor and AlloVir to be the Principal Investigator, or, at AlloVir’s sole option, this Agreement shall be terminated on [***] written notice.  In the event that AlloVir terminates this Agreement as provided for herein, Baylor and AlloVir shall promptly meet following the notice to terminate to discuss the wind up of the Research Project.

3.	Payments
3.1

AlloVir agrees to pay Baylor the Project Funds over the course of the Term. The Project Funds shall be pursuant to the budget prepared by Baylor and approved by AlloVir (the “Project Budget”), attached hereto as Exhibit B.  Payment of the Project Funds by AlloVir for each year in the Project Budget shall be [***].  The commencement date for each year under the Project Budget shall be January 1 and the year shall conclude on December 31. Year One shall commence on January 1, 2021.  At least [***] prior to the end of each budget year, the Project Budget shall be updated for the coming year and provided to AlloVir for review and approval.

3.2

In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the first day of the month following the date when such payment is due, calculated at the monthly rate of the sum of [***], provided that in no event shall said annual rate exceed the maximum legal interest rate for corporations.  Such payment when made shall be accompanied by all interest so accrued.  Said interest and the payment and acceptance thereof shall not negate or waive the right of Baylor to any other remedy, legal or equitable, to which Baylor may be entitled because of the delinquency of the payment.

3.3	Direction of Payments

Payments under the terms of this Agreement shall be made via ACH or wire:

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4.	Non-Disclosure Agreement and Publications
4.1

Nothing in this Agreement shall be construed to limit the freedom of the Principal Investigator, physicians, research scientists, or other individuals conducting the Project Research, whether paid under this Agreement or otherwise, to engage in similar research performed independently under other grants, contracts, or agreements with parties other than AlloVir.  Baylor, the Principal Investigator, and AlloVir agree to use reasonable efforts to prevent disclosure of information under and pursuant to this Agreement which is designated in writing as being “CONFIDENTIAL.”

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4.2

Baylor and AlloVir further agree that, except as provided in Section 4.3 below, they will not  use, except in furtherance of this Agreement, and not disclose orally, by written publication, or otherwise, any Project Research results except that such information may be disclosed insofar as such disclosure is necessary to allow either Baylor or AlloVir, as the case may be, (i) to defend itself against litigation,  (ii) to file and prosecute patent applications on any invention conceived or reduced to practice under the Project Research, or (iii) to comply with judicial decree or government action.  Notwithstanding the above, such obligation of confidentiality shall not apply to information that at the time of disclosure:

(a)	is in the public domain;
(b)	has come into the public domain through no fault of Baylor;
(c)	was known to the receiving party prior to its disclosure by the disclosing party;
(d)	is disclosed by a third party not under an obligation of non-disclosure;
(e)	is required by law or legal process to be disclosed; or
(f)	written permission for disclosure has been granted to the disclosing party by Baylor or AlloVir, as the case may be.
4.3

In the exercise of the rights of academic freedom of an educational institution and its faculty, Baylor, the Principal Investigator, and the Project Team shall have the right to publish in scientific or other journals, or to present at professional conferences or other meetings, the results of the Project Research conducted under this Agreement.  In order to permit AlloVir the opportunity to request protection of patent and proprietary rights relating to the Project Research, a copy of each proposed publication shall be provided to AlloVir [***] in advance of submission for publication to permit AlloVir time  to review the subject matter of such publication.  Requests for protection of patent and proprietary rights shall be made to Baylor in writing within [***] of receipt of the proposed publication.  Upon such request, Baylor shall make reasonable efforts to secure patent protection as per Section 5.2.  Any final proposed publication provided to AlloVir shall be considered as acceptable for submission for publication unless AlloVir notifies Baylor and the Principal Investigator within [***] of receipt of the proposed publication.  AlloVir shall also receive final drafts of any proposed publication and AlloVir shall be named in the publication as the sponsor of the Project Research or, as the case may be, the licensee of such technology.  The right to review publications as set forth herein shall extend only to the work product of the Principal Investigator and the Project Team pursuant to the Project Research and not to the work product of other research conducted in the laboratories of the Principal Investigator, or member of the Project Team, or in the laboratories of other researchers at Baylor.

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5.	Ownership and Patents Arising from Project Research
5.1

Baylor shall have sole and exclusive ownership rights to any invention of a product, device, process, or method, whether patentable or unpatentable arising out of the Project Research where the inventor is an employee, consultant or agent of Baylor (a “Baylor Invention”) subject to Sections 5.4 below.

5.2

AlloVir shall have sole and exclusive ownership rights to any invention of a product, device, process, or method, whether patentable or unpatentable arising out of the Project Research where the inventor is an employee, consultant or agent of AlloVir (an “AlloVir Invention”).

5.3

Baylor and AlloVir shall jointly own rights to any invention of a product, device, process, or method, whether patentable or unpatentable arising out of the Project Research (a “Joint Invention”) where at least one inventor is an employee, consultant or agent of AlloVir and at least one inventor is an employee, consultant or agent of Baylor.

5.4	Baylor and AlloVir respectively acknowledge and agree that all Baylor Inventions and Baylor’s rights in Joint Inventions arising out of the Project Research using, involving or incorporating:
(a)

Viral Subject Technology and funded by AlloVir under this Agreement is “Subject Technology” under the May 11, 2020 Amended & Restated Exclusive License Agreement, as may be amended from time to time, to which AlloVir has an exclusive, worldwide, sublicensable license on the terms set out in that agreement, or

(b)

Non-Viral Subject Technology and funded by AlloVir under this Agreement is “Subject Technology” under the November 30, 2020 Exclusive License Agreement, as may be amended from time to time, to which AlloVir has an exclusive, worldwide, sublicensable license on the terms set out in that agreement.

To the degree that there are any undisclosed Inventions, this Section 5.4 shall survive expiration or termination of this Agreement.

6.	Termination
6.1	This Agreement shall remain in effect for the Term unless terminated earlier or extended in accordance with the terms of this Agreement, as outlined in Section 1.6.
6.2

In the event that either party shall be in default of any of its obligations under this Agreement and shall fail to remedy such default within [***] after receipt of written notice thereof, the party not in default shall have the option of canceling this Agreement by giving [***] written notice of termination to the other party.

6.3

Termination of this Agreement shall not affect the rights and obligations of the parties, which shall have accrued prior to termination, including, without limitation, the confidentiality obligations set forth in Section 4.1.

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7.	Indemnification
7.1

AlloVir agrees to defend, indemnify and hold harmless Baylor, the Principal Investigator, Baylor’s trustees, officers, agents, staff, employees, students, and faculty members, and its affiliated hospitals (all such parties are hereinafter referred to collectively as the “Indemnified Parties”) from and against any and all liability, claims, lawsuits, losses, demands, damages, costs, and expenses (including reasonable attorney’s fees and court costs), arising directly or indirectly out of the Project Research or the design, manufacture, sale or use of any embodiment or manifestation of the Project Research regardless of whether any and all such liability, claims, lawsuits, losses, demands, damages, costs, and expenses (including attorney’s fees and court costs) arise in whole or in part from the negligence of any of the Indemnified Parties.  Notwithstanding the foregoing, AlloVir will not be responsible for any liability, claims, lawsuits, losses, demands, damages, costs, and expenses (including attorney’s fees and court costs) which arise solely from:

(a)	the gross negligence or intentional misconduct of Baylor or the Principal Investigator; and
(b)	actions by Baylor or the Principal Investigator in violation of applicable laws or regulations.
7.2

AlloVir agrees to provide a diligent defense against any and all liability, claims, lawsuits, losses, demands, damages, costs, and expenses (including attorney’s fees and court costs), brought against the Indemnified Parties with respect to the subject of the indemnity contained in Section 7.1, whether such claims or actions are rightfully or wrongfully brought or filed.

7.3	Any Indemnified Party wishing to be indemnified as provided in Sections 7.1 and 7.2 shall:
(a)

promptly after receipt of notice of any and all liability, claims, lawsuits losses, demands, damages, costs, and expenses, or after the commencement of any action, suit, or proceeding giving rise to the right of indemnification, notify AlloVir, in writing, of said liability, claims, lawsuits, losses, demands, damages, costs, and expenses and send to AlloVir a copy of all papers served on the Indemnified Party; the Indemnified Party’s failure to notify AlloVir will not relieve AlloVir from any liability to the Indemnified Party;

(b)

permit AlloVir to retain counsel of its choosing to represent the Indemnified Party (but in the event that AlloVir does not select counsel to represent the Indemnified Party within [***], the Indemnified Party may select its own counsel, the fees and all costs of which counsel will be borne by AlloVir); and

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(c)

allow AlloVir to retain exclusive control of any such liability, claims, lawsuits, losses, demands, damages, costs, and expenses, including the right to make any settlement, except that AlloVir will not have the right to make any settlement or take any other action which would be deemed to confess wrongdoing by any of the Indemnified Parties or could reasonably be expected to have a negative effect on the reputation of one of the Indemnified Parties, without the prior written consent of Baylor and the Indemnified Party involved.

8.	Insurance

During the term of this Agreement, AlloVir shall maintain in full force and effect a policy or policies of:

(a)	general liability insurance with limits of not less than [***]; and
(b)	products liability insurance with limits of not less than [***].

Such policies shall name Baylor, the Principal Investigator, Baylor’s trustees, officers, agents, staff, employees, students, and faculty members, and its affiliated hospitals as additional insureds.  Such coverage(s) shall be purchased from a carrier or carriers deemed acceptable to Baylor which shall provide certificates evidencing the coverage(s) maintained and specifying that Baylor will be given no less than [***] prior written notice of any change in or cancellation of such coverage(s).

9.	Independent Contractors

AlloVir and Baylor shall at all times act as independent parties and nothing contained in this Agreement shall be construed or implied to create an agency or partnership.  Neither party shall have the authority to contract or incur expenses on behalf of the other except as may be expressly authorized by collateral agreements.  The Principal Investigator and members of the Project Team shall not be deemed to be employees of AlloVir.

10.	Use of Institution Name/Public Statements
10.1

AlloVir agrees that it will not at any time during or following termination of this Agreement use the name of Baylor or any other names, insignia, symbol(s), or logotypes associated with Baylor or any variant or variants thereof or the names of the Principal Investigator or any other Baylor faculty member or employee orally or in any literature, advertising, or other materials without the prior written consent of Baylor, which consent may be withheld at Baylor’s sole discretion.  Notwithstanding the foregoing, AlloVir shall be permitted to state orally and in writing the fact that the Project Research is being conducted at Baylor under the direction of the Principal Investigator.

10.2

Baylor agrees to make no public presentations about the Project Research outside of appropriate scientific meetings, to issue no news releases about the Project Research, and neither party shall make use of the other’s name in any form of public information without the written permission of the other party.

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11.	Choice of Law

Any disputes or claims arising under this Agreement shall be governed by the laws of the [***] as the site for the performance of the Project Research.

12.	Severability

If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

13.	Waiver

The failure of any party hereto to insist upon strict performance of any provision of this Agreement or to exercise any right hereunder will not constitute a waiver of that provision or right.

14.	Notices

Any notice or communication required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing and shall be deemed to have been sufficiently given or made for all purposes if mailed by certified mail, postage prepaid, addressed to such other party at its respective address as follows:

If to AlloVir:

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If to Baylor with respect to all non-technical matters:

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If to Baylor with respect to technical questions:

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15.	Assignment

This Agreement may be assigned by AlloVir to any parent, subsidiary, or affiliate of AlloVir or to any successor in interest only by reason of any merger, acquisition, partnership, or license agreement with prior written notification to Baylor’s or otherwise only with Baylor’s prior written approval which shall not be unreasonably withheld.  Any assignment or attempt to assign, or any delegation or attempt to delegate, in the absence of such prior written consent, shall be void and without effect.  This Agreement may not be assigned by Baylor.

16.	Entirety

This Agreement represents the entire agreement of the parties and it expressly supersedes all previous written and oral communications between the parties.  No amendment, alteration, or modification of this Agreement or any exhibits attached hereto shall be valid unless executed in writing by authorized signatories of both parties.

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17.	Warranties

Baylor makes NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE RESULTS OF THE PROJECT RESEARCH OR OF THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH PROJECT RESEARCH OR RESULTS.  Baylor shall not be liable for any direct, consequential, or other damages suffered by AlloVir or any other party as a result of the conduct of the Project Research.  All warranties made or to be made in connection with the Project Research shall be made by AlloVir thereof and none of such warranties shall directly or indirectly by implication obligate in any way Baylor, the Principal Investigator, Baylor’s trustees, officers, agents, staff, employees, students, and faculty members, and its affiliated hospitals.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate counterpart original by their duly authorized representatives to be effective as of the Effective Date.

ALLOVIR, INC.				BAYLOR COLLEGE OF MEDICINE

By:	/s/ David Hallal		By:	/s/ Michael B. Dilling
	David Hallal Chief Executive Officer			Michael B. Dilling
Executive Director, Baylor Licensing
Group, Office of Research

	Date:	11/30/2020		Date:	10/15/2020

I, Ann Leen, named as Principal Investigator in this Agreement, acknowledge that I have read this Agreement in its entirety and that I shall use reasonable efforts to uphold my individual obligations and responsibilities set forth herein:

By:	/s/ Ann Leen	10/15/2020
	Signature	Date
Ann Leen Ph.D.
Principal Investigator

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EXHIBIT A

Workscope

The Workscope under this Research Collaboration Agreement has the purpose of

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Exhibit A-1

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EXHIBIT B

Project Budget

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